EXHIBIT 99.1

Information with Respect to Covered Persons

The following sets forth as to each of the executive officers and directors of the undersigned: such person’s name, present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted, citizenship and residence or business address. With the exception of Citadel Equity Fund Ltd., none of the entities listed on this schedule have directors.

Executive Officers of Citadel Advisors LLC, Citadel Advisors Holdings LP and Citadel GP LLC

Name (title)	Present Principal Occupation	Citizenship	Residence or Business Address
Kenneth Griffin (Chief Executive Officer; Co-Chief Investment Officer)	Chief Executive Officer and Co-Chief Investment Officer	U.S. Citizen	Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, Florida 33131
Gerald Beeson (Chief Operating Officer)	Chief Operating Officer	U.S. Citizen	Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, Florida 33131
Shawn Fagan (Chief Legal Officer)	Chief Legal Officer	U.S. Citizen	Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, Florida 33131
Pablo Salame (Co-Chief Investment Officer)	Co-Chief Investment Officer	U.S. Citizen	Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, Florida 33131
Andrew Philipp (Chief Financial Officer)	Chief Financial Officer	U.S. Citizen	Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, Florida 33131

Directors of Citadel Equity Fund Ltd.

Name	Present Principal Occupation	Citizenship	Residence or Business Address
Austin O’Conner	Company Director	United Kingdom	3, rue de Donven, Machtum, L-6840, Luxembourg
Clarendon Hugh Masters	Company Director	British Overseas Territories	PO Box HM 203, Hamilton, HM AX, Bermuda
Kirk L. Davis	Company Director	British Overseas Territories	7 Pinetree Avenue, Southampton, SN04, Bermuda

Executive Officers of Citadel Securities LLC, Citadel Securities Group LP and Citadel Securities GP LLC

Name (title)	Present Principal Occupation	Citizenship	Residence or Business Address
Peng Zhao (Chief Executive Officer)	Chief Executive Officer	U.S. Citizen	Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, Florida 33131
Michael Henry (Chief Accounting Officer)	Chief Accounting Officer	U.S. Citizen	Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, Florida 33131
Mandy DeFilippo (Chief Compliance Officer)	Chief Compliance Officer	U.S. Citizen	Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, Florida 33131